Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2014

MIAMI, FLORIDA, August 14, 2014 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and six-months ended June 30, 2014.

Financial Highlights

(in thousands)	Quarter Ended June 30,		% Change	Six-Months Ended June 30,		% Change
	2014	2013		2014	2013
Net revenue:
Radio	$36,019	32,247	12%	$65,464	65,206	0%
Television	4,868	3,820	27%	8,202	9,964	(18%)
Consolidated	$40,887	36,067	13%	$73,666	75,170	(2%)
OIBDA, a non-GAAP measure*:
Radio	$13,658	15,189	(10%)	$23,943	27,458	(13%)
Television	(49)	130	(138%)	(821)	(49)	(1576%)
Corporate	(3,744)	(2,612)	43%	(5,448)	(5,042)	8%
Consolidated	$9,865	12,707	(22%)	$17,674	22,367	(21%)
*	Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“During the second quarter, we continued to execute our plan to expand our audiences and strengthen our multi-media platform to position our company for growth,” commented Raul Alarcón, Jr., Chairman and CEO. “Our radio station clusters continue to rank among the most successful media properties serving the Spanish-speaking population in the nation’s largest Hispanic media markets. Our consistent success in building and maintaining strong audience shares was only confirmed by our New York radio franchise, WSKQ-FM, capturing the number one position among all radio stations for adults 18-49, regardless of language, in the New York market, according to the June Nielsen book. Building on our success, we are continuing to invest in our radio network and digital assets, in an effort to capitalize on our loyal following, close ties to the music community and recent ratings gains. Looking ahead, we remain focused on increasing our share of advertising budgets across our markets and converting our investments into returns to the benefit of our shareholders.”

Quarter Results

For the quarter-ended June 30, 2014, consolidated net revenues totaled $40.9 million compared to $36.1 million for the same prior year period, resulting in an increase of $4.8 million or 13%. Our radio segment net revenues increased $3.8 million or 12%, due to an increase in special events revenue and network sales, which were offset by a decrease in national sales. The special events revenue increase occurred in our Miami, Los Angeles and New York markets. Our network sales increase is directly related to our new “AIRE Radio Networks” advertising platform, which we launched on January 1, 2014. The decrease in national sales occurred throughout all of our markets. Our television segment net revenues increased $1.0 million or 27%, due to the increases in special events revenue and local spot sales, which were offset by decreases in paid-programming and national spot sales.

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Consolidated OIBDA, a non-GAAP measure, totaled $9.9 million compared to $12.7 million for the same prior year period, representing a decrease of $2.8 million or 22%. Our radio segment OIBDA decreased $1.5 million or 10%, primarily due to the increase in station operating expenses of $5.3 million, partially offset by the increase of net revenues of $3.8 million. Radio station operating expenses increased mainly due to special event expenses, music license fees, and expenses related to our new AIRE Radio Networks such as network-affiliate station compensation and employee compensation and benefits. Our television segment OIBDA decreased $0.2 million, due to the increase in station operating expenses of $1.2 million, offset by the increase of net revenues of $1.0 million. Television station operating expenses increased primarily due to increases in the production of programming cost, special event expenses and professional fees related to a lawsuit, which was offset by a decrease in rating services. Our corporate expenses increased $1.1 million or 43%, mostly due to an increase in compensation related to a retention bonus granted to the CEO per his new employment contract, which was offset by a decrease in professional fees.

Operating income totaled $9.9 million compared to $11.4 million for the same prior year period, representing a decrease of 13%. This decrease in operating income was primarily due to the increase in operating expenses.

Six-Months Ended Results

For the six-months ended June 30, 2014, consolidated net revenues totaled $73.7 million compared to $75.2 million for the same prior year period, resulting in a decrease of $1.5 million or 2%. Our television segment net revenues decreased $1.8 million or 18%, due to the decreases in special events revenue, paid-programming and national spot sales. Our radio segment net revenues increased $0.3 million, due to the increases in local and network sales, which were offset by decreases in national sales and special event revenue. The increase in local sales occurred throughout most of our markets, with the exception of our Miami market. Our network sales increase is directly related to our new “AIRE Radio Networks” advertising platform, which we launched on January 1, 2014. Our national sales decrease occurred throughout most of our markets, with the exception of our San Francisco market, and our special event revenue decreased in our Puerto Rico, New York and Chicago markets.

Consolidated OIBDA, a non-GAAP measure, totaled $17.7 million compared to $22.4 million for the same prior year period, representing a decrease of $4.7 million or 21%. Our radio segment OIBDA decreased $3.5 million or 13%, primarily due to the increase in station operating expenses of $3.8 million, offset by the increase of net revenues of $0.3 million. Radio station operating expenses increased mainly due to special event expenses, music license fees, and expenses related to our new AIRE Radio Networks such as network-affiliate station compensation and employee compensation and benefits. Our television segment OIBDA decreased $0.8 million, due to the decrease in net revenues of $1.8 million, which were offset by the decrease in station operating expenses of $1.0 million. Television station operating expenses decreased primarily due to decreases in special event expenses and rating services, which were offset by increases in the production of programming cost and professional fees. Our corporate expenses increased by $0.4 million or 8%, mostly due to an increase in compensation related to a retention bonus granted to the CEO per his new employment contract, which was offset by a decrease in professional fees.

Operating income totaled $16.4 million compared to $18.7 million for the same prior year period, representing a decrease of $2.3 million or 12%. This decrease in operating income was primarily due to the increase in operating expenses and decrease in net revenues.

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Second Quarter 2014 Conference Call

We will host a conference call to discuss our second quarter 2014 financial results on Friday, August 15, 2014 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Friday, August 29, 2014, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10050886.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and operates 20 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns 21 bilingual websites, including www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

Spanish Broadcasting System, Inc.	Page 4

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2014 and 2013.

	Three-Months Ended June 30,		Six-Months Ended June 30,
Amounts in thousands, except per share amounts	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net revenue	$40,887	36,067	$73,666	75,170
Station operating expenses	27,278	20,748	50,544	47,761
Corporate expenses	3,744	2,612	5,448	5,042
Depreciation and amortization	1,259	1,316	2,534	2,674
(Gain) loss on the disposal of assets, net	(1,250)	(9)	(1,204)	(22)
Impairment charges and restructuring costs	(73)	25	(73)	1,025
Operating income	9,929	11,375	16,417	18,690
Interest expense, net	(9,942)	(9,939)	(19,870)	(19,870)
Dividends on Series B preferred stock classified as interest expense	(2,434)	-	(4,867)	-
(Loss) income before income taxes	(2,447)	1,436	(8,320)	(1,180)
Income tax expense	786	186	1,000	323
Net (loss) income	(3,233)	1,250	(9,320)	(1,503)
Dividends on Series B preferred stock	-	(2,482)	-	(4,964)
Net loss applicable to common stockholders	$(3,233)	(1,232)	$(9,320)	(6,467)
Net loss per common share:
Basic & Diluted	$(0.44)	(0.17)	$(1.28)	(0.89)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

Spanish Broadcasting System, Inc.	Page 5

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended June 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$9,865	13,658	(49)	(3,744)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,259	480	691	88
(Gain) loss on the disposal of assets, net	(1,250)	(1,250)	-	-
Impairment charges and restructuring costs	(73)	-	-	(73)
Operating Income (Loss)	$9,929	14,428	(740)	(3,759)

	Quarter Ended June 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$12,707	15,189	130	(2,612)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,316	481	761	74
(Gain) loss on the disposal of assets, net	(9)	(9)	-	-
Impairment charges and restructuring costs	25	86	-	(61)
Operating Income (Loss)	$11,375	14,631	(631)	(2,625)

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	Six-Months Ended June 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$17,674	23,943	(821)	(5,448)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,534	981	1,382	171
(Gain) loss on the disposal of assets, net	(1,204)	(1,204)	-	-
Impairment charges and restructuring costs	(73)	-	-	(73)
Operating Income (Loss)	$16,417	24,166	(2,203)	(5,546)

	Six-Months Ended June 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$22,367	27,458	(49)	(5,042)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,674	992	1,535	147
(Gain) loss on the disposal of assets, net	(22)	(9)	-	(13)
Impairment charges and restructuring costs	1,025	86	1,000	(61)
Operating Income (Loss)	$18,690	26,389	(2,584)	(5,115)

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under our Senior Secured Notes Indenture, we are to provide our Senior Secured Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2014 and 2013, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP. In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2014.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2014.

	Twelve - Months Ended	Quarters Ended
(Unaudited and in thousands)	June 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Station Operating Income for the Television Segment, as defined by the Indenture	$904	410	(392)	683	203
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,763	691	691	689	692
Non-cash barter (income) expense	42	(3)	55	(18)	8
Other	1,102	462	325	237	78
GAAP Operating Loss for the Television Segment	$(3,003)	(740)	(1,463)	(225)	(575)

	Twelve - Months Ended	Quarters Ended
(Unaudited and in thousands)	June 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Station Operating Income for the Television Segment, as defined by the Indenture	$392	251	(140)	370	(89)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	3,088	761	774	777	776
Non-cash barter (income) expense	(183)	5	2	28	(218)
Other	1,160	116	1,037	7	-
GAAP Operating Loss for the Television Segment	$(3,673)	(631)	(1,953)	(442)	(647)

As of June 30, 2014
Secured Leverage Ratio, as defined by the Indenture	6.4

Spanish Broadcasting System, Inc.	Page 8

Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended June 30,		Six-Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net revenue:
Radio	$36,019	32,247	65,464	65,206
Television	4,868	3,820	8,202	9,964
Consolidated	$40,887	36,067	73,666	75,170
Engineering and programming expenses:
Radio	$5,357	4,605	10,430	9,709
Television	2,217	1,639	4,656	4,038
Consolidated	$7,574	6,244	15,086	13,747
Selling, general and administrative expenses:
Radio	$17,004	12,453	31,091	28,039
Television	2,700	2,051	4,367	5,975
Consolidated	$19,704	14,504	35,458	34,014

Corporate expenses:	$3,744	2,612	5,448	5,042
Depreciation and amortization:
Radio	$480	481	981	992
Television	691	761	1,382	1,535
Corporate	88	74	171	147
Consolidated	$1,259	1,316	2,534	2,674
(Gain) loss on the disposal of assets, net:
Radio	$(1,250)	(9)	(1,204)	(9)
Television	-	-	-	-
Corporate	-	-	-	(13)
Consolidated	$(1,250)	(9)	(1,204)	(22)
Impairment charges and restructuring costs:
Radio	$-	86	-	86
Television	-	-	-	1,000
Corporate	(73)	(61)	(73)	(61)
Consolidated	$(73)	25	(73)	1,025
Operating income (loss):
Radio	$14,428	14,631	24,166	26,389
Television	(740)	(631)	(2,203)	(2,584)
Corporate	(3,759)	(2,625)	(5,546)	(5,115)
Consolidated	$9,929	11,375	16,417	18,690

Spanish Broadcasting System, Inc.	Page 9

Selected Unaudited Balance Sheet Information and Other Data:

(Amounts in thousands)	As of June 30, 2014
Cash and cash equivalents	$24,021
Total assets	$457,175
12.5% Senior Secured Notes due 2017, net	$269,872
Other debt	8,094
Total debt	$277,966
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	40,964
Total	$131,513
Total stockholders’ deficit	$(63,693)
Total capitalization	$345,786

	For the Six-Months Ended June 30,
	2014	2013
Capital expenditures	$1,197	992
Cash paid for income taxes	$305	-